SECURITIES AND EXCHANGE COMMISSION



                        WASHINGTON, D.C. 20549

              __________________________________________


                               FORM 8-K
                            CURRENT REPORT


                   Pursuant to Section 13 or 15(d)
                of the Securities Exchange Act of 1934



Date of Report                                  March 18, 1994
(Date of Earliest Event Reported)



                  COLUMBIA/HCA HEALTHCARE CORPORATION
        (Exact name of Registrant as specified in its Charter)


                               DELAWARE
                       (State of Incorporation)




 001-11239                                               75-2497104
(Commission                                          (I.R.S. Employer
File Number)                                         Identification No.)





201 West Main Street, Louisville, Kentucky                 40202
(Address of principal executive offices)                 (Zip Code)





                            (502) 572-2000
         (Registrant's telephone number, including area code)


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ITEM 5.        OTHER EVENTS

        Effective March 18, 1994, Hospital Corporation of America ("Old HCA"), a Tennessee corporation, merged into HCA-Hospital Corporation of America ("New HCA"), a Delaware corporation and the owner of 100% of the outstanding capital stock of Old HCA. New HCA is a corporation all of the outstanding capital stock of which is directly owned by Columbia/HCA Healthcare Corporation, a Delaware corporation ("Columbia/HCA").

        Also, effective March 18, 1994, Columbia/HCA and New HCA have assumed liability for the payment of principal and interest in respect of (and agreed to perform and observe all covenants set forth in the indentures in respect of) the following U.S. public debt issuances of Old HCA (the "Old HCA U.S. Public Debt"):

        -      8-1/2% Convertible Subordinated Debentures due 2008

        -      9% Convertible Subordinated Debentures due 1998

        -      11-1/4% Debentures due 2015

        -      9% Debentures due 2016

        -      8% Notes due 1996

        -      8-1/2% Debentures due 2017

        -      Zero Coupon Debentures due 1997-2001

        Additionally, effective March 18, 1994, New HCA assumed liability for the payment of principal and interest in respect of (and agreed to perform and observe all covenants set forth in the legal instruments in respect of) the following Eurodollar public debt issuance of Old HCA:
10-3/4% Notes due 1995.

        On March 2, 1994, Old HCA sent notice to the registered holders of its election to redeem on April 1, 1994 all of its outstanding 9% Convertible Subordinated Debentures due 1998 at a redemption price of 100% of the principal amount thereof.

        On March 9, 1994, Columbia/HCA offered (the "Offer") to purchase any and all of the outstanding Old HCA 11-1/4% Debentures due 2015 (the "Debentures"). The price of the tender was computed on a yield to the first refunding date (December 1, 1995) equal to a fixed spread of 30 basis points over the yield to maturity of 4-1/4% U.S. Treasury Notes due November 30, 1995, at the time the holder agreed to tender its bonds.
The Offer closed on March 17, 1994, at which time approximately 95% of the Debentures were tendered.

                               SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



COLUMBIA/HCA HEALTHCARE CORPORATION



STEPHEN T. BRAUN
Senior Vice President and
General Counsel


DATED:  March 22, 1994